Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
IXYS Corporation
Milpitas, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-163975, 333-147256, 333-139502, 333-109857, 333-96081, 333-92204, 333-66289 and 333-4412) of IXYS Corporation of our reports dated June 11, 2010, relating to the consolidated financial statements and the effectiveness of IXYS Corporation’s internal control over financial reporting, which appear in this Form 10-K.
                                                                                          /S/ BDO Seidman, LLP
San Francisco, California
June 11, 2010